                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                               ________________

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): February 2, 1998


                      PROFFITT'S CREDIT CARD MASTER TRUST
                      -----------------------------------
              (Exact Name of Registrant as Specified in Charter)


Not Applicable            333-28811-01        Not Applicable
--------------            ------------        --------------
(State or Other           (Commission         (IRS Employer
 Jurisdiction of           File Number)        Identification No.)
 Incorporation)

                  P.O. Box 20080, Jackson, Mississippi  39289
             -----------------------------------------------------
        (Addresses of Principal Executive Offices, including Zip Code)

                                (601) 968-4400
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             (Registrant's Telephone Number, including Area Code)
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ITEM 5.   OTHER EVENTS.
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     On February 2, 1998, Proffitt's, Inc. amended its existing securitization facilities under the Proffitt's Credit Card Master Trust (the "Master Trust") by increasing its funding availability under the Series 1997-1 variable funding certificates to $400 million from $125 million, and sold approximately $280 million of receivables to the Master Trust to accommodate the accounts added by the merger on January 31, 1998 of a subsidiary of Proffitt's, Inc. with Carson Pirie Scott & Co.

     Proffitt's, Inc., as Servicer under the Proffitt's Credit Card Master Trust, distributed the Monthly Certificateholders' Statement for the month of January 1998, to the Series 1997-2 Certificateholders on February 17, 1998.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS.
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     (c)    Exhibits.

            The following exhibits are filed herewith:

     Exhibit No.                    Description
     -----------                    -----------

     99.1 Series 1997-2 Monthly Certificateholders' Statement for the month of January 1998

     99.2 Amendment No. 1 to the Master Pooling and Servicing Agreement dated as of February 2, 1998 by and among Proffitt's Credit Corporation, as Transferor, Proffitt's, Inc., as Servicer and Norwest Bank Minnesota, National Association, as Trustee

                                      -2-
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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 PROFFITT'S, INC., AS SERVICER UNDER THE
                                 PROFFITT'S CREDIT CARD MASTER TRUST
                                 (REGISTRANT)


                                    /s/ Douglas E. Coltharp
                                 ---------------------------------
                                 Douglas E. Coltharp
                                 Executive Vice President and
                                 Chief Financial Officer


Date:  February 17, 1998

                                      -3-
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                               INDEX TO EXHIBITS
                               -----------------

Exhibit
-------
99.1 Series 1997-2 Monthly Certificateholders' Statement for the month of January 1998

99.2 Amendment No. 1 to the Master Pooling and Servicing Agreement dated as of February 2, 1998 by and among Proffitt's Credit Corporation, as Transferor, Proffitt's, Inc., as Servicer and Norwest Bank Minnesota, National Association, as Trustee